EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        We have issued our report dated February 6, 2004 accompanying the financial statements and schedule included in the Annual Report of Insignia Systems, Inc. on Form 10-K for the year ended December 31, 2003 which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/   Grant Thornton LLP

Minneapolis, Minnesota
November 12, 2004

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